EXHIBIT 99.1

AGREEMENT

JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree to file jointly Amendment No. 4 to Statement on Schedule 13G relating to American Depository Shares, each representing one Common Share, par value $0.001 per share, of Fly Leasing Limited, and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or 13G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

It is understood and agreed that a copy of this agreement shall be attached as an Exhibit to the Statement, filed on behalf of each of the parties hereto.

This agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of February 13, 2020.

ONEX CORPORATION

By:	/s/ David Copeland
Name: David Copeland
Title: Managing Director - Tax

ONEX PARTNERS III GP LP

By: Onex Partners GP Inc., its General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Vice President

ONEX PARTNERS GP INC.

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Vice President

ONEX US PRINCIPALS LP

By: Onex American Holdings GP LLC, its General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX AMERICAN HOLDINGS GP LLC

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX PRIVATE EQUITY HOLDINGS LLC

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX PARTNERS III PV LP

By: Onex Partners III GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Managing Director

ONEX PARTNERS III SELECT LP

By: Onex Partners III GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Managing Director

ONEX PARTNERS III LP

By: Onex Partners III GP LP, its General Partner
By: Onex Partners Manager LP, its Agent
By: Onex Partners Manager GP ULC, its General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Managing Director

NEW PCO II INVESTMENTS LTD.

By:	/s/ Michelle Iskander
Name: Michelle Iskander
Title: Secretary

MERIDIAN AVIATION PARTNERS LIMITED

By:	/s/ Jonathan Mueller
Name: Jonathan Mueller
Title: Director

Onex ATR S.A.R.L.

By:	/s/ John McCoy
Name: John McCoy
Title: Type A Manager

ATR AVIATION HOLDINGS I CORPORATION

By:	/s/ John McCoy
Name: John McCoy
Title: Director

ONEX PARTNERS III INTERNATIONAL LP

By: Onex Partners III International GP LP, its general partner By: Onex Partners Manager LP, its agent By: Onex Partners Manager GP ULC, its general partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Managing Director

ONEX PARTNERS III INTERNATIONAL GP LP

By: Onex Partners III International GP LLC, its general partner

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Director

ONEX PARTNERS III INTERNATIONAL GP LLC

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Director

ONEX PARTNERS CANADIAN GP INC.

By:	/s/ David Copeland
Name: David Copeland
Title: Vice President

/s/ Gerald W. Schwartz, by Andrea E. Daly
Gerald W. Schwartz, by Andrea E. Daly, attorney-in-fact pursuant to a power of attorney incorporated herein by reference from the Schedule 13G/A with respect to Fly Leasing Limited filed by Mr. Schwartz and other reporting persons on April 3, 2017